Exhibit 10.36

ADDENDUM TO SIXTH CITY LANDOWNERS & USSC LEASE

This Amends effective October 1, 2004 dated the original Lease October 1, 1999, between U.S. Cancer Care Acquisition Corp., a Florida corporation, as Tenant, and 6th City Landowners, as Landlord, covering the Leased Premises in the building commonly known as   Orange Park Cancer Center in Orange Park, Florida (“the Lease”).  The terms used and not otherwise defined in this Amendment shall have the same definitions as set forth in the Lease.  The provisions of this Amendment shall prevail over any inconsistent or conflicting provisions of the Lease.

1.             Provided the Lease is still in full force and effect and there is no uncured event of default by Tenant under the Lease, Tenant shall have the right and option to renew the Lease for 10 (10) consecutive additional one (1) year terms (each such term being hereinafter called a “Renewal Term”), on the following terms and conditions:

(a)           Tenant shall exercise the right and option to renew the term of this Lease by giving Landlord written notice thereof prior to the expiration of the primary term or any Renewal Term, as applicable.

(b)           The Rent during each Renewal Term shall be determined as set forth below.  The Rent shall be adjusted on the first day of the Renewal Term (the “Rental Adjustment Date”) to the “fair rental value” of the Leased Premises.

(c)           For the purposes of such appraisal, the term “fair rental value” shall mean the price that a ready and willing tenant would pay, as of the Rental Adjustment Date, as monthly rent to a ready and willing landlord of property comparable to the Leased Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used as provided in the Lease.

(d)           Notwithstanding the foregoing, if Tenant objects to the determination of the new base rent, as determined above, then Tenant shall have the right to rescind its prior notice to Landlord exercising the right and option to renew this Lease by giving Landlord written notice of such rescission within 15 days after Tenant receives notice of the final determination thereof and the term of the Lease shall expire as if Tenant had not exercised such right and option to renew the term of this Lease.

(e)           The leasing of the Leased Premises by Landlord to Tenant during a Renewal Term shall be upon all terms and conditions set forth in the Lease, except as expressly modified by this Exhibit.  Either party, if requested by the other, agrees to execute a new lease for each Renewal Term on the same terms and conditions set forth in the Lease, except as modified with respect to the base rent in accordance with the terms of this Exhibit.